   As filed with the Securities and Exchange Commission on November 14, 1995
                                                            Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                         DIGITAL EQUIPMENT CORPORATION
            (Exact name of registrant as specified in its charter)

                Massachusetts                             04-2226590
(State or other jurisdiction of Incorporation          (I.R.S. Employer
                 or organization)                      Identification No.)


           111 Powdermill Road - MSO2, Maynard, Massachusetts  01754
             (Address of principal executive offices)  (Zip Code)

                Digital Equipment Corporation 1995 Equity Plan
     Digital Equipment Corporation 1995 Stock Option Plan for Nonemployee
                      Directors(Full title of the plans)
                           _________________________


                                 Gail S. Mann
                         Digital Equipment Corporation
                       111 Powdermill Road -  MSO2-3/F13
                      Maynard, Massachusetts  01754-1499
                                (508) 493-2206

            (Name, address including zip code and telephone number,
                  including area code, of agent for service)

                          __________________________

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed         Proposed
                                                       Maximum          Maximum          Amount of
 Title of Securities to be        Amount to be      Offering Price      Aggregate       Registration
        Registered               Registered/(1)/       Per Share      Offering Price       Fee

Common Stock (Par Value          10,000,000/(2)/        $55.875        $558,750,000       $111,750
$1.00)

Common Stock (Par Value              50,000/(3)/        $55.875        $  2,793,750       $    559
$1.00)

     TOTAL:                      10,050,000             $55.875        $561,543,750       $112,309
                                     shares                                                =======


(1) The price of $55.875 per share, which is the average of the high and low prices reported on the New York Stock Exchange on November 8, 1995, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

(2) Represents shares of Common Stock to be issued under Registrant's 1995 Equity Plan. Calculated with reference to the formula specified in the 1995 Equity Plan and based on the number of issued shares of Common Stock of the Registrant as on November 1, 1995.

(3) Represents shares of Common Stock to be issued under Registrant's 1995 Stock Option Plan for Nonemployee Directors.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.
         ----------------

     The documents containing the information specified in this Item 1 will be sent or given to employees or directors, as the case may be, as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to employees or directors, as the case may be, as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 1995 (and the documents incorporated by reference therein);

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; and

     (c) The section entitled "Description of Common Stock" contained in the prospectus included in the Registrant's Registration Statement No. 33-25280, and the section entitled "Information Regarding the Classification of the Board of Directors" contained in the Registrant's definitive Proxy Statement dated September 14, 1990.


     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

     None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Page II-1 of Registrant's Registration Statement No. 33-51987 is incorporated by reference herein.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

     The Exhibit Index immediately preceding the exhibits is incorporated by reference herein.

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
               --------  -------
               not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     I, the undersigned director or officer of Digital Equipment Corporation, a Massachusetts corporation, do hereby severally constitute and appoint Robert B. Palmer, Gail S. Mann and Thomas C. Siekman, and each of them alone, to be true, sufficient and lawful attorneys for me, to sign for me and in my name in the capacity or capacities indicated below any and all post-effective amendments to this Registration Statement and all other documents relating thereto.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 9th day of November, 1995.

                                      DIGITAL EQUIPMENT CORPORATION



                                      By: /s/ Robert B. Palmer
                                         --------------------------------------
                                         Robert B. Palmer, Chairman of the
                                         Board, President and Chief Executive
                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                              DATE
          ---------                          -----                              ----

/s/ Robert B. Palmer              Chairman of the Board,             November 9, 1995
------------------------------    President and Chief Executive
Robert B. Palmer                  Officer (Principal Executive
                                  Officer) and Director


/s/ Vincent J. Mullarkey          Vice President, Finance and        November 9, 1995
------------------------------    Chief Financial Officer (Chief
Vincent J. Mullarkey              Financial Officer)


/s/ E. C. Prokopis                Vice President and Controller      November 9, 1995
------------------------------    (Chief Accounting Officer)
E. C. Prokopis

/s/ Vernon R. Alden               Director                           November 9, 1995
------------------------------
Vernon R. Alden

                                  Director                           November 9, 1995
------------------------------
Colby H. Chandler

/s/ Arnaud de Vitry               Director                           November 9, 1995
------------------------------
Arnaud de Vitry

/s/ Frank P. Doyle                Director                           November 9, 1995
------------------------------
Frank P. Doyle

/s/ Robert R. Everett             Director                           November 9, 1995
------------------------------
Robert R. Everett

/s/ Kathleen F. Feldstein         Director                           November 9, 1995
------------------------------
Kathleen F. Feldstein

/s/ Thomas P. Gerrity             Director                           November 9, 1995
------------------------------
Thomas P. Gerrity

/s/ Thomas L. Phillips            Director                           November 9, 1995
------------------------------
Thomas L. Phillips

/s/ Delbert C. Staley             Director                           November 9, 1995
------------------------------
Delbert C. Staley

                               INDEX TO EXHIBITS


   Exhibit
   Number                          Exhibit
   ------                          -------

Exhibit 4.1 Rights Agreement dated as of December 11, 1989 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (filed under cover of Form SE as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 12, 1989 and incorporated by reference herein).

Exhibit 5       Opinion of Counsel

Exhibit 23.1    Consent of Counsel (included in Exhibit 5)

Exhibit 23.2    Consent of Coopers & Lybrand L.L.P.

Exhibit 24      Power of Attorney (continued on page 6 of this Registration
                Statement)

Exhibit 99.1    1995 Equity Plan

Exhibit 99.2    1995 Stock Option Plan for Nonemployee Directors